SUBSCRIPTION AGREEMENT

by and between

Iceweb, Inc.

and

UnifiedOnline! LLC

April 23, 2014

0

Closing Index

1.

Subscription Agreement

2.

Certificate of Designations, Preferences and Rights and Limitations of Series AA Preferred Stock

3.

Unanimous Consent of the Board of Corporation Authorizing the Designation and Subscription

4.

Consent of Board of Corporation Authorizing Amendment to Bylaws Changing the Number of Directors

5.

Hal Compton Resignation

6.

Consent of Board of Corporation Authorizing Compton Resignation

7.

Raymond Pirtle Resignation

8.

Consent of Board of Corporation Authorizing Pirtle Resignation

9.

Jack Bush Resignation

10.

Consent of Board of Corporation Authorizing Bush Resignation

11.

Ed Soyster Resignation

12.

Nick Carosi III Resignation

13.

Mark Stavish Resignation

14.

Consent of Board of Corporation Authorizing Soyster, Carosi and Stavish Resignations

15.

Consent of Sole Holder of Series B Convertible Preferred Stock of CorporationAuthorizing Issuance

16.

UCC Assignment for Agility Master Lease Agreement

17.

Reaffirmation of Conveyance

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1147281.5

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of April 23, bb2014  by and between Iceweb, Inc., a Delaware corporation (the “Corporation”), and UnifiedOnline! LLC, a Delaware limited liability company (“Subscriber”).  The Corporation and the Subscriber are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties hereto agree as follows:

1. Subscription for Series AA Preferred Stock.  Upon the terms of this Agreement, the Subscriber hereby subscribes for Four Hundred Thousand (400,000) shares of Series AA Preferred Stock of the Corporation (the “Shares”).  In consideration for the Shares, the Subscriber hereby agrees to exchange and contribute the consideration described on Exhibit A attached hereto (the “Consideration”).  The Corporation hereby agrees to issue to the Subscriber the Shares.

2. Delivery of Certificates.  Upon the execution of this Agreement by the Parties, the Corporation shall deliver to the Subscriber a certificate representing the Shares subscribed for in accordance with this Agreement.

3. Subscriber Representations and Warranties.

The Subscriber hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Subscriber is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, operate and conduct its business and to carry on its business in general and as presently conducted.  The Subscriber has the requisite power and authority to enter into and perform this Agreement and to subscribe to the Shares.  The execution, delivery and performance by the Subscriber of this Agreement has been duly authorized by all necessary company action, and no further consent or authorization of the Subscriber or its members is required.  The execution, delivery and performance of this Agreement by Subscriber are within its power and authority, will not contravene or constitute a material default under any provision of its organizational documents, and will not result in any material breach of any term, condition or provision of, or constitute a material default under, any note, mortgage, indenture, contract, agreement, judgment or order;

(b) In making an investment decision investors must rely on their own examination of the Corporation and the offering of the Shares, including the merits and risks involved.  The Subscriber is aware that the Subscriber is required to bear the financial risks of this investment for an indefinite period of time;

(c) The Subscriber is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of such Shares.  Notwithstanding the foregoing, the Subscriber does not agree to hold the Shares for any minimum amount of time;

(d)

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The Subscriber has not taken any action which would make the offering of the Shares a public offering in violation of 15 U.S. Code § 77d(a)(2); and

(e) Within five (5) days after receipt of a request from the Corporation, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Corporation is subject.

4. Corporation Representations and Warranties.

The Corporation hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, operate and conduct its business and to carry on its business in general and as presently conducted.  The Corporation has the requisite power and authority to enter into and perform this Agreement and to issue the Shares.  The execution, delivery and performance by the Corporation of this Agreement has been duly authorized by all necessary corporate action, and no further consent or authorization of the Corporation or its shareholders is required, except for those consents which have been obtained.  The execution, delivery and performance of this Agreement by Corporation are within its power and authority, will not contravene or constitute a material default under any provision of its organizational documents, and will not result in any material breach of any term, condition or provision of, or constitute a material default under, any note, mortgage, indenture, contract, agreement, judgment or order;

(b) The authorized equity securities of the Corporation consist of those described in the capitalization table set forth on Schedule 4(b) attached hereto.  Except as set forth in Schedule 4(b), there are no outstanding securities or other instruments convertible into or exchangeable for equity interests or other voting securities or other equity or equity equivalents or other similar rights, or options for the same of the Corporation.  Except as set forth in Schedule 4(b), there are no outstanding obligations of the Corporation to repurchase, redeem, or otherwise acquire nor to issue or transfer any equity interests, securities, options, equity, equity equivalents, interests or rights.  None of the outstanding equity securities of the Corporation were issued in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other laws, and all such outstanding securities of the Corporation are validly issued, fully paid and nonassessable.  Upon issuance and delivery of the Shares in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable;

(c) The Corporation is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and has filed all required reports under the Exchange Act;

(d) The issuance of the Shares will comply in all respects with the Securities Act;

(e) The Shares are being issued pursuant to 15 U.S. Code § 77d(a)(2) and the Corporation has not taken any action which would make such offering of Shares a public offering;

(f)

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1147281.5

Except as set forth on Schedule 4(f), there are no material proceedings, actions, claims, suits, administrative hearings, arbitrations, mediations, investigations, and inquiries, whether civil, criminal or otherwise by or before any governmental entity pending or threatened in writing against the Corporation;

(g) Except as set forth on Schedule 4(g), no consent, approval or authorization of, or declaration to or filing with, any governmental authority or third person is required in connection with the execution, delivery and performance by the Corporation of this Agreement;

(h) In connection with the offering of the Shares, none of the information supplied by the Corporation, including, without limitation, all information contained in the filings with any government authority, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light the circumstances under which they are made, not misleading; and

(i) Except as set forth in Schedule 4(i), the Corporation has no Indebtedness of any nature.  “Indebtedness” shall mean: (i) any indebtedness, including interest and any related fees or charges, for borrowed money; (ii) any obligations evidenced by bonds, debentures, convertible securities, notes or other similar instruments; (iii) any obligations to pay the deferred purchase price of property or services, except liabilities arising in the ordinary course of business; (iv) any obligations as a lessee under capitalized leases; (v) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities; (vii) any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts entered into in connection with any of the foregoing, and (viii) any guaranty of any of the foregoing.

5. Indemnification by Corporation.  The Corporation shall hold harmless, defend, and indemnify Subscriber from and against any and all claims, demands, and causes of action resulting in losses, including attorneys’ fees, suffered or incurred by Subscriber that are related to any breach of any representation or warranty made by the Corporation under this Agreement.

6. Transition.  The Board of Directors of the Corporation and the Corporation will facilitate the orderly transition to any new management all of the books and records of the Corporation, including, without limitation, (a) all logins, passwords, access codes, keycodes, keys, entry devices and the like,  of any kind, for all software, hardware, equipment, memberships, services (such as phone systems, and the like), systems, devices, computers, smart phones, tablets as well as all electronic copies of any and all records of any kind; (b) all physical copies of books, records, papers, of any and all kinds; and (c) all equipment, functional or not, and all physical assets of any kind.

7. Irrevocability; Binding Effect.  The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the Parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8. Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery

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to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Parties at their respective address, email or facsimile number set forth in the Corporation’s records, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 10.

9. Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

10. Confidentiality.  The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Corporation, not otherwise properly in the public domain, was received in confidence.  The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use, or misuse in any way, any confidential information of the Corporation, including any scientific, technical, trade or business secrets of the Corporation and any scientific, technical, trade or business materials that are treated by the Corporation as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Corporation and confidential information obtained by or given to the Corporation about or belonging to third parties.

11. Miscellaneous.

(a) This Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Subscriber and the Corporation with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

(c) The representations and warranties of the Corporation made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(d) Except for the fees of Corporation’s counsel, which shall be reasonably documented, in an amount not exceeding Ten Thousand Dollars ($10,000) and paid by Subscriber (because the Corporation is impecunious), each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(e) This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(f)

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1147281.5

Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

(h) Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

CORPORATION:

ICEWEB, INC.

By: ____________________________________       Hal Compton, Sr., Chief Executive Officer

SUBSCRIBER:

UNIFIEDONLINE! LLC

By: _____________________________________Print Name:

Title: Authorized Signatory

1147281.5

EXHIBIT A

Consideration

1.

Subscriber will obtain the agreement of the Lessor, under that certain Lease between the Corporation and Agility Lease Fund-III, LLC, to temporarily forebear in the exercise of remedies for non-payment defaults existing as of the date hereof and which are detailed below.  No such waiver shall be deemed to apply to any continued failure to pay amounts due and owing thereunder.

Arrears on Lease to UO IP of NC, LLC	Amount Due	Amount paid
January	$25,000.00	$5,000.00
February	$25,000.00	$5,000.00
March	$25,000.00	$0.00
Sub Total	$75,000.00	$10,000.00
Total	$65,000.00

2.

 Subscriber has caused the following amounts to be paid on behalf of the Corporation or one of its wholly-owned subsidiaries.

Paid on IceWEB's Behalf
Vendor	Amount	Date
Zayo Group	$5,990.08	3/25/2014
Netsolus	$450.00	3/24/2014
TW Telecom	$9,641.04	3/20/2014
Holly 24 Rent	$5,134.69	3/18/2014
Cogent	$4,871.54	3/12/2014
KCPL	$8,245.52	3/11/2014
Sub Total	$34,332.87

3.

Subscriber shall pay to Carolyn Signorello, on the date the Shares are issued by the Corporation to the Subscriber, an amount equal to $16,753.80 in satisfaction of the Corporation’s contractual health insurance premium payment obligation to Carolyn Signorello and her family.

Schedule 4(b)

Capitalization Table

See attached.

1147281.5

Schedule 4(f)

Material Proceedings

1.

Investigation by Securities and Exchange Commission, Los Angeles office.

2.

Action for damages brought by Nexenta Systems, pending in the Circuit Court of Loudoun County, Virginia:

Nexenta Systems, Inc. vs. Iceweb, Inc., et al., In the Circuit Court of Loudoun County, Virginia, Case No.82545 – Damages of $34,675.55 are sought; case is set for trial. Please note that the Estate of John Signorello is also named as a defendant. Iceweb, Inc. agreed to indemnify the Estate of John Signorello in connection with this matter and has been defending the Estate of John Signorello in this matter at no cost to Carolyn Signorello, Executrix of the Estate of John Signorello and John Signorello’s heir.

3.

Judgment held by Wolfe Axelrod Weinberger being pursued in the Circuit Court of Fairfax County, Virginia:

Wolfe Axelrod Weinberger Associates, LLC vs. Iceweb, Inc., In the Circuit Court of Fairfax County, Virginia, Case No.  2013-4070 – Judgment awarded $70,000.00, on which the remaining balance is $45,000.00 plus interest and costs

4.

Two judgments held by FedEx being pursued in the General District Court of Fairfax County, Virginia; and the Circuit Court of Fairfax County, Virginia, respectively:

FedEx Customer Information Services, Inc. vs. Iceweb Storage Corporation fka Inline Corporation, In the Circuit Court of Fairfax County, Virginia, Case No. CL2010-7512 – Judgment awarded $16,321.66 plus interest and costs.

FedEx Customer Information Services, Inc. vs. Iceweb, Inc., In the General District Court of Fairfax County, Virginia, Case No. GV10-023543-00 – Judgment awarded $12,900.95 plus interest and costs.

5.

Judgment held by i-Cubed:

i-Cubed information, integration and imagins, LLC aka i-Cubed, information, intergraton and imagins, LLC vs. Iceweb Storage Corporation, in the General District Court of Fairfax County, Case No. GV12-019582-00 – Judgment awarded of $12,920.60, plus interest and costs.

6.

Warrant in Debt Filed by Vintage Filings, a division of PR Newswire:

Vintage Filings, a division of PR Newswire vs. Iceweb, Inc., In the General District Court of Fairfax County, Virginia, Case No. GV14007585-00 – Warrant in Debt seeking money damages of $3,173.00 plus $58.00 in costs, issued April 14, 2014, with a first return date of May 14, 2014.

Schedule 4(g)

Consents

See attached.

WRITTEN CONSENT
OF
THE SOLE HOLDER OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
ICEWEB, INC.

March 31, 2014

The undersigned, being the sole holder (the "Shareholder") of the issued and outstanding shares of Series B Convertible Preferred Stock of Iceweb, Inc., a Delaware corporation (the "Corporation"), does hereby adopt, ratify and approve the following resolutions by written consent without a meeting, and hereby waives all notice of a meeting and the holding any meeting to act upon such resolutions, and directs the Secretary of the Corporation to place a copy hereof in this Corporation's book of minutes:

WHEREAS, the Shareholder holds 626,667 shares of Series B Convertible Preferred Stock (the "Series B Preferred Shares");

WHEREAS, following a thorough investigation and evaluation by the Board of Directors of the Corporation (the "Board") of the Corporation's various strategic alternatives, the Board desires to authorize the creation of Series AA Preferred Stock of the Corporation, $0.001 par value per share (the "Series AA Preferred Shares"), and issue 400,000 of such Series AA Preferred Shares to an affiliate of a current creditor of the Corporation (the "Issuance");

WHEREAS, the Series AA Preferred Shares (i) will afford the subscriber to the Series AA Preferred Shares, UnifiedOnline! LLC, a Delaware limited liability company (the "Subscriber") voting control of the Corporation (in excess of seventy percent (70%)), and (ii) will be convertible into shares of the Corporation's fully diluted Common Stock, taking into account the exercise of all warrants, options or any other rights of issuance, of such number sufficient to provide the holders thereof, in the aggregate, ninety percent (90%) of all shares of Common Stock of the Corporation on a fully diluted basis; and

WHEREAS, the Shareholder desires to consent to and approve such Issuance, expressly conditioned upon the Subscriber paying $16,753.80 to Shareholder, the balance due to Shareholder under the Corporation's contractual obligation to pay health insurance premiums for Shareholder and her children for an agreed upon period of time; and

WHEREAS, the Subscriber has tendered the sum of $16,753.80 for Shareholder's account, which sum is being held in escrow by Ira S. Saul, PLC, a Virginia professional limited liability company, escrow agent ("Escrow Agent"), pending (i) Shareholder's execution of this Written Consent, (ii) fulfillment of other conditions to closing under the Subscription Agreement, and (iii) Corporation and Subscriber closing under the Subscription Agreement, following all of which Escrow Agent will disburse said $16,753.80 to Shareholder.

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NOW, THEREFORE, BE IT RESOLVED, that the Shareholder hereby consents to and approves the Issuance.

IN WITNESS WHEREOF, the undersigned has duly executed this consent effective as of the date first written above.

SHAREHOLDER:

____
CAROLYN SIGNORELLO

2

Asher Enterprises, Inc.
One Linden Place
Suite 207
Great Neck, NY 11021

April 2, 2014

IceWeb, Inc.
324 East 11th, Suite 2425
Kansas City, MO 64106

Attn: Mr. Hal. Compton, Sr.,
Chief Executive Officer

RE: IceWeb, Inc. – Request for Waiver Related to Issuance of Series AA Preferred Stock

Dear Mr. Compton:

In response to your letter request of April 1, 2014, concerning the company's desire to create Series AA Preferred Stock, and to issue shares of such Preferred Stock, the consideration for which was provided by an affiliate of a current creditor of the company, please let this letter confirm Asher's consent to the proposed transaction and a limited waiver of any provisions in the Convertible Promissory Notes or other companion Loan Documents, which would act as a blocker to such a transaction.

The rest and remainder of all provisions contained in the Convertible Promissory Notes, or other companion Loan Documents, shall remain in full force and in effect, and not affected by anything contained in this letter.

Very truly yours,

Curt Kramer,
President

ICEWEB, INC.

April 10, 2014

VIA ELECTRONIC MAIL TO jim@jmjfn.com AND
CERTIFIED MAIL RETURN RECEIPT REQUESTED

JMJ Financial

Re: Iceweb, Inc. - Request for Waiver Related to Issuance of Series AA Preferred Stock

Dear Mr. Keener:

Reference is hereby made to that certain $500,000.00 Promissory Note (the "**Note**") between Iceweb, Inc., a Delaware corporation ("**Corporation**", "**we**", "**our**" or "**us**") and JMJ Financial ("**you**" or "**your**"). The requested waiver is intended to apply to the Note and any other promissory note between the Corporation and you. Without limiting the scope of this requested waiver, this includes the $500,000.00 Promissory Note dated November 20, 2013 on which the current unconverted amount is approximately $121,298.88.

We write to inform you that we desires to create Series AA Preferred Stock of the Corporation and to issue shares of such preferred stock for consideration provided by an affiliate of a current creditor of the Corporation (the "**Shares**"). The Board of Directors of the Corporation has conducted a thorough investigation and evaluation of the Corporation's various strategic alternatives and determined that an issuance of the Shares is in the best interests of the Corporation (the "**Issuance**"). The Shares offered will (i) afford the holder of such Shares voting control of the Corporation, and (ii) will be convertible into shares of the Corporation's fully diluted Common Stock, taking into account the exercise of all warrants, options or any other rights of issuance, of such number sufficient to provide the holder thereof, in the aggregate, ninety percent (90%) of all shares of Common Stock of the Corporation on a fully diluted basis (the "**Conversion**").

We hereby request your waiver of any rights you may have under Section 6 of the Note entitled "Terms of Future Financings." Please sign the acknowledgement on page 2 of this letter to indicate your waiver, and return a scan of this letter to Ryan G. Metzler at Ryan.Metzler@bryancave.com, with the original to follow to Ryan G. Metzler, Esq. at Bryan Cave LLP, 1200 Main Street, Suite 3800, Kansas City, MO 64105. In the event the Issuance does not occur, this waiver will be of no force or effect.

ICEWEB, INC.

JMJ Financial
April 10, 2014
Page 2

If you have any questions regarding the Issuance or Conversion, or this request for waiver, please feel free to contact the undersigned at 214.334.7950, or our counsel Ira S. Saul, Esq. at 703.273.8840 or by email at ira@saulaw.com.

Sincerely,

Iceweb, Inc.

By: ______________________________
Hal Compton, Sr., Chief Executive Officer

The undersigned hereby waives all of its rights under Section 6 of the Note with respect to the Issuance and the Conversion:

JMJ FINANCIAL

____
Its Principal

Date: April 10, 2014

Ira Saul

From: Justin Ederle <justin@tangierscapital.com>
Sent: Monday, April 14, 2014 2:14 PM
To: Ira Saul
Cc: Mark Lucky; My Le Phuong; Hal Compton
Subject: Re: Following Up on Iceweb's Request for Consent

Ira: Good afternoon. Please consider this e-mail a waiver of Tangiers Investment Group, LLC's ("Tangiers") right to execute on the proposed transaction presented by IceWEB, Inc (the "Company"), thereby allowing the Company to move forward on this transaction with another party of it's choosing.

Please be aware that this waiver is for the specific transaction proposed in the April 1, 2014 email from you to me and that Tangiers retains its Right of First Refusal on transactions moving forward, per the Convertible Promissory Note owed by the Company to Tangiers with an original issuance date of November 18, 2013.

Regards:

Justin Ederle
Managing Partner
Tangiers Investment Group, LLC
o. 619.615.4255
m. 954.234.5312
justin@tangierscapital.com

From: Ira Saul <ira@saulaw.com>
Date: Monday, April 14, 2014 at 8:31 AM
To: JUSTIN EDERLE <justin@tangierscapital.com>
Cc: Mark Lucky <mlucky@iceweb.com>, My Le Phuong <m.phuong@iceweb.com>, Hal Compton <hcomptonsr@aol.com>
Subject: Following Up on Iceweb's Request for Consent

Dear Justin,

Please allow me to follow up on the request for Tangiers' consent to the pending subscription to a new tranche of Iceweb preferred. I understand, per my discussions with Mark Lucky, as recently as this morning, that Iceweb has provided you everything requested in connection with this requested consent, and that these matters were addressed last week.

Please, please sign the consent ASAP. I am hopeful we will hear from you today with the signed consent. Time is and has been of the essence. It is imperative that my client proceed expeditiously with this transaction.

If there is anything else Iceweb can do to facilitate Tangiers' signature on this consent, please let me know at your earliest convenience what that might be. I am available to you 7 x 24 x 365 to assist in expediting Tangiers' execution of the requested consent.

Thank you again for your immediate attention to this request.

Best regards,

1

Ira Saul
For Iceweb, Inc.

IRA S. SAUL, ESQ. | IRA S. SAUL, PLC

4126 Leonard Drive
Fairfax, VA 22030
voice: 703.273.8840
fax: 703.273.8842
mobile: 703.625.1992
email: ira@saulaw.com
www.saulaw.com

Mailing Address:
Ira S. Saul, PLC
P.O. Box 3446
Fairfax, VA 22038-3446

This e-mail is from a law firm, Ira S. Saul, PLC, a Virginia professional limited liability company ("ISS, PLC") and is transmitted by Ira S. Saul, Esq. Ira S. Saul, Esq. is admitted to the practice of law in the Commonwealth of Virginia. This email is intended solely for the use of the individual(s) to whom it is addressed. If you believe you received this e-mail in error, please notify the sender immediately, delete the e-mail from the digital device(s) on which the email was received, including your computer, mobile phone, personal digital assistant, or other digital device. Do not copy or disclose it to anyone else. If you are not an existing client of ISS, PLC, do not construe anything in this e-mail to make you a client unless it contains a specific statement to that effect and do not disclose anything to ISS, PLC in reply that you expect it to hold in confidence. If you properly received this e-mail as a client, co-counsel or retained expert of ISS, PLC, you should maintain its contents in confidence in order to preserve the attorney-client, or attorney work-product or common interest privilege, or in order to protect information subject to protection as trial preparation material, that may be available to protect confidentiality. Thank you.

TREASURY DEPARTMENT CIRCULAR NO. 230 DISCLOSURE: IN COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN BY IRA S. SAUL, PLC TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, OR (II) PROMOTING, MARKETING, OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTER HEREIN.

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1147281.5

Schedule 4(i)

Indebtedness

See attached.

6